UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2013

EXOPACK HOLDING CORP.
(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement

As previously announced, Sun Capital Partners, Inc. (“Sun Capital”) and its affiliates are pursuing a consolidation (the “Consolidation”) of five of their flexible and rigid packaging portfolio businesses, including Exopack, Kobusch, Britton, Paragon and Paccor (collectively, the “Consolidated Businesses”) under one corporate holding structure.

In connection with the Consolidation, Exopack Holding Corp. (“Exopack”) and certain of its subsidiaries have entered into the amendments to the credit facilities described below (the “Amendments”). The Amendments were conditions to the completion of the Consolidation. We are currently in the process of implementing the technical steps of the Consolidation, and currently expect those steps to be completed in the next few weeks.

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First Amendment to the Third Amended and Restated Credit Agreement, dated as of May 15, 2013 by and among Exopack, LLC, Cello-Foil Products, Inc., Exopack Performance Films Inc., and Exopack-Newmarket, Ltd. as Borrowers, and the other persons party thereto that are designated as Credit Parties and General Electric Capital Corporation, as US Agent, US L/C Issuer and US Lender, and GE Canada Finance Holding Company, as Canadian Agent, Canadian L/C Issuer and Canadian Lender, and the other financial institutions party thereto, as Lenders (the “GE Amendment”).

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First Amendment to the Credit Agreement, dated May 15, 2013, by and among Exopack, LLC and Cello-Foil Products, Inc. as Borrowers, Exopack Key Holdings, LLC, Exopack Holding Corp. and certain subsidiaries of Exopack Key Holdings, LLC, as Guarantors, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Lending Partners, LLC, as Joint Lead Arrangers (the “Bank of America Amendment”).

The Amendments will (i) make certain technical changes to permit the Consolidation and (ii) enable Exopack to participate in supplier financing at investment grade borrowing rates. In addition, the Bank of America Amendment will allow for more favorable interest rate terms.

The Bank of America Amendment amended the applicable margins payable on the term loans thereunder from the previous amounts of 4.0% for Base Rate Loans (as defined therein) and 5.0% for Eurodollar Rate Loans (as defined therein) with a LIBOR floor of 1.5%. The new applicable margins are 2.75% for Base Rate Loans and 3.75% for Eurodollar Rate Loans with a LIBOR floor of 1.25%. If the loans are repaid (or repriced) within one year of the Bank of America Amendment date due to a repricing event, there is a prepayment premium of 1% of the principal amount of the term loans thereunder prepaid (or the outstanding aggregate principal of the amount repriced).

The Bank of America Amendment consented generally to supplier financing arrangements. GE will separately consent to each supplier financing program on a case by case basis and has consented to Exopack’s execution of a supplier financing program with respect to receivables of a particular customer.

This report includes forward‑looking statements, which are based on our current expectations and projections about future events. All statements other than statements of historical facts included in this report including, without limitation, statements regarding our future financial position, risks and uncertainties related to our business, strategy, capital expenditures, projected costs and our plans and objectives for future operations, including our plans for future costs savings and synergies, may be deemed to be forward‑looking statements. Words such as “believe,” “expect,” “anticipate,” “may,” “assume,” “plan,” “intend,” “will,” “should,” “could,” “estimate,” “risk” and similar expressions or the negatives of these expressions are intended to identify forward‑looking statements. By their nature, forward‑looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward‑looking statements are not guarantees of future performance. You should not place undue reliance on these forward‑looking statements. In addition any forward‑looking statements are made only as of the date of this report, and we do not intend and do not assume any obligation to update any statements set forth in this report. Many factors may cause our results of operations, financial condition, liquidity and the development of the industry in which we compete to differ materially from those expressed or implied by the forward‑looking statements contained in this report.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: May 15, 2013	By:	/s/ Jack E. Knott
Jack E. Knott
Chairman and Chief Executive Officer